Exhibit 7.01

Agreement of Joint Filing

Laureate Education, Inc.

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree by and among them to the joint filing on behalf of them of a Statement on Schedule 13D and that this Agreement be included as an Exhibit to such filing.  The undersigned further agree that any and all amendments to such Statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained in such Statement on Schedule 13D or in any such joint amendment thereto, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute one instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 23rd day of March, 2007.

/s/ Douglas L. Becker
Douglas L. Becker

/s/ R. Christopher Hoehn-Saric
R. Christopher Hoehn-Saric

/s/ Steven M. Taslitz
Steven M. Taslitz

/s/ Eric D. Becker
Eric D. Becker

[Signature Page to Agreement of Joint Filing]

STEVEN A. COHEN

By:

/s/ Peter A. Nussbaum
Name:	Peter A. Nussbaum
Title:	Authorized Person

SIGMA CAPITAL MANAGEMENT, LLC

By:

/s/ Peter A. Nussbaum
Name:	Peter A. Nussbaum
Title:	Authorized Person

[Signature Page to Agreement of Joint Filing]

Citigroup Capital Partners II 2007 Citigroup Investment, L.P.
	By:	Citigroup Private Equity LP, its general partner
	By:	Citigroup Alternative Investments LLC, its general partner

By:	/s/ Millie Kim
Name:	Millie Kim
Title:	Assistant Secretary

CGI CPE LLC
	By:	CGI Private Equity LP, LLC, its sole member

By:	/s/ Millie Kim
Name:	Millie Kim
Title:	Director

CGI Private Equity LP, LLC

By:	/s/ Millie Kim
Name:	Millie Kim
Title:	Director

Citicorp Banking Corporation

By:	/s/ Michael F. Brisgone
Name:	Michael F. Brisgone
Title:	Vice President

Citigroup Capital Partners II Employee Master Fund, L.P.
	By:	Citigroup Private Equity LP, its general partner
	By:	Citigroup Alternative Investments LLC, its general partner

By:	/s/ Millie Kim
Name:	Millie Kim
Title:	Assistant Secretary

[Signature Page to Agreement of Joint Filing]

Citigroup Capital Partners II Onshore, L.P.
	By:	Citigroup Private Equity LP, its general partner
	By:	Citigroup Alternative Investments LLC, its general partner

By:	/s/ Millie Kim
Name:	Millie Kim
Title:	Assistant Secretary

Citigroup Capital Partners II Cayman Holdings, L.P.
	By:	Citigroup Private Equity LP, its general partner
	By:	Citigroup Alternative Investments LLC, its general partner

By:	/s/ Millie Kim
Name:	Millie Kim
Title:	Assistant Secretary

Citigroup Private Equity LP
	By:	Citigroup Alternative Investments LLC, its general partner

By:	/s/ Millie Kim
Name:	Millie Kim
Title:	Assistant Secretary

Citigroup Alternative Investments LLC

By:	/s/ Millie Kim
Name:	Millie Kim
Title:	Assistant Secretary

Citigroup Investments Inc.

By:	/s/ Millie Kim
Name:	Millie Kim
Title:	Assistant Secretary

[Signature Page to Agreement of Joint Filing]

Citigroup Inc.

By:	/s/ Riqueza V. Feaster
Name:	Riqueza V. Feaster
Title:	Assistant Secretary

[Signature Page to Agreement of Joint Filing]